UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 12, 2005

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On May 12, 2005, Vornado Realty Trust (the “Company”) completed an agreement with MONY Life Insurance Company (“MONY”) to modify their 289,000 square foot lease, at the Company’s Manhattan office building located at 1740 Broadway, effective April 1, 2005.  Under the modification agreement, the lease which was scheduled to expire in May 2016, will terminate as of March 29, 2007.  MONY will continue to pay rent through March 29, 2007 aggregating $22.2 million.  The Company has received a one-time payment of $9.6 million and will receive an additional $20.7 million paid monthly over the period from April 2007 through May 2016.

The $9.6 million payment and the $15.1 million present value of the $20.7 million will be recognized on a straight-line basis over the period from April 1, 2005 through March 29, 2007.  Further, the new termination date will cause the Company to accelerate the write-off of approximately $11.3 million of straight-lined rent receivable over the modified lease term.  As a result of the foregoing, beginning in the second quarter of 2005, in addition to the $2.8 million of quarterly rental revenue pursuant to the original lease agreement, the Company will also recognize an additional $1.7 million of rental revenue or $.01 per diluted share, each quarter through March 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST (Registrant)

By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: May 19, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P. (Registrant)

By:	Vornado Realty Trust,
Sole General Partner

By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: May 19, 2005